SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Graftech Inc.

             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                            34-1906664
           (State of Incorporation                 (I.R.S. Employer
              or Organization)                     Identification No.)

           11709 MADISON AVENUE
              LAKEWOOD, OHIO                             44107
    (Address of Principal Executive Offices)           (Zip Code)

If this form relates to the registra- If this form relates to the registra-tion of a class of securities pursuant tion of a class of securities pursuant to Section 12(b) of the Exchange Act to Section 12(g) of the Exchange Act and is effective pursuant to General and is effective pursuant to General Instruction A. (c), please check the Instruction A. (d), please check the
following box. |_|                        following box. |X|

                Securities Act registration statement file number
                      to which this form relates: 333-40746

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

       Title of Each Class                   Name of Each Exchange on Which
       To be so Registered                   Each Class is to be Registered
       -------------------                   ------------------------------

COMMON STOCK, PAR VALUE $0.01          THE NASDAQ STOCK MARKET'S NATIONAL MARKET

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered hereunder are common stock, par value $0.01 per share (the "Common Stock") of Graftech Inc. (the "Registrant"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" contained in the prospectus forming a part of the Registrant's Registration Statement on Form S-1, as amended, File No. 333-40746 (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on July 3, 2000. The description of the Common Stock set forth in the Form S-1 Registration Statement, as it may be subsequently amended, is hereby incorporated herein by reference.

ITEM 2.   EXHIBITS.

         The following exhibits are filed as a part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Form S-1 Registration Statement):

         EXHIBIT
           NO.                 DESCRIPTION

           3.1 Amended and Restated Certificate of Incorporation of Graftech Inc.

           3.2                 Amended and Restated Bylaws of Graftech Inc.

           10.13 Form of Stockholder's Agreement between UCAR International Inc. and Graftech Inc.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  Graftech Inc.



Date: July 6, 2000                By: /S/ JOHN J. WETULA
                                  ----------------------------------------------
                                  Name:  John J. Wetula
                                  Title: Chief Executive Officer and President